EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Trust, Inc. and subsidiaries
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-118746, No. 333-124105, No. 333-125423, No. 333-204235, No. 333-211837 and No. 333-220459) and Form S-8 (No. 333-164428, No. 333-174448, No. 333-108335, No. 333-132440, No. 333-202729 and No. 333-218887) of Ashford Hospitality Trust, Inc. and subsidiaries of our reports dated March 1, 2019, relating to the consolidated financial statements and the effectiveness of Ashford Hospitality Trust Inc. and subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA LLP
Dallas, Texas
March 1, 2019